The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292061

Subject to Completion, dated January 6, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 10, 2025)

$200,000,000

Common Stock

We are offering $200,000,000 shares of our common stock. Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “ARWR.” On January 5, 2026, the last reported sale price of our common stock on The Nasdaq Global Select Market was $63.88 per share.

CONCURRENT CONVERTIBLE NOTE OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,  % convertible senior notes due 2032, which we refer to as the convertible notes, in an aggregate principal amount of $500,000,000, plus up to an additional $75,000,000 aggregate principal amount of convertible notes that the underwriters of the concurrent convertible note offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent convertible note offering, and the completion of the concurrent convertible note offering is not contingent on the completion of this offering.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to Arrowhead Pharmaceuticals, Inc., before expenses	$	$

(1)	We refer you to “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $30,000,000 shares of our common stock from us at the price to the public, less underwriting discounts and commissions.

Delivery of the shares of our common stock is expected to be made on or about     , 2026.

Book-Running Managers

Jefferies	J.P. Morgan

Prospectus Supplement dated     , 2026.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents dated prior to the date of this prospectus supplement and incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In this prospectus supplement, “Arrowhead,” the “Company,” “we,” “us,” and “our” and similar terms refer to Arrowhead Pharmaceuticals, Inc. and its subsidiaries, unless the context indicates otherwise. References to our “common stock” refer to the common stock, par value $0.001 per share, of Arrowhead Pharmaceuticals, Inc.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

i

This prospectus supplement and the accompanying prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we intend that such forward-looking statements be subject to the safe harbors contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that our actual results may differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, statements regarding the progress and timing of our clinical trials, the safety and efficacy of our product candidates, the goals of our development activities, estimates of the potential markets for our product candidates, our projected cash needs and our expected future revenues, operations and expenditures. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “plan,” “intend,” “assume,” “continue,” “predict,” “potential” and other expressions which predict or indicate future events and trends and which do not relate solely to historical matters. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among others:

•	statements about the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our expectations regarding our commercialization efforts for REDEMPLO;

•

our expectations regarding the potential benefits of the partnership, licensing and/or collaboration arrangements and other strategic arrangements and transactions we have entered into or may enter into in the future;

•	our beliefs and expectations regarding the amount and timing of future milestone, royalty or other payments that could be due to or from third parties under existing agreements;

•	our estimates regarding future revenues, research and development expenses, capital requirements and payments to third parties;

•	regulatory developments in the United States and foreign countries, including pharmaceutical and biological product marketing regulation;

•	our ability to attract and retain key scientific and management personnel;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for REDEMPLO and future product candidates;

•	our expectations regarding the completion of, and use of proceeds from, this offering and the concurrent convertible note offering; and

•	other factors detailed from time to time in our filings with the SEC.

In addition, the factors described under the section captioned “Risk Factors” in this prospectus supplement and the accompanying prospectus, as may be updated from time to time by our future filings under Exchange Act and elsewhere in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may result in these differences. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates at the date of this prospectus supplement or the other document containing the forward-looking statement, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by law.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement titled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Overview

Arrowhead develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and modes of delivery, Arrowhead’s therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes.

There are currently 19 Arrowhead discovered drug candidates in clinical trials ranging from early stage (Phase 1) to late stage (Phase 3). In addition, Arrowhead has a robust discovery stage pipeline which is capable of generating multiple new clinical candidates each year.

Arrowhead recently achieved a transformational milestone with its first commercial launch in 2025, when the U.S. Food and Drug Administration approved REDEMPLO® (plozasiran) as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (“FCS”). Additionally, phase 3 studies (SHASTA-3, SHASTA-4 and SHASTA-5) for severe hypertriglyceridemia (“sHTG”) have been fully enrolled, and Arrowhead plans to file a supplemental New Drug Application for this indication in 2026, pending successful completion of Phase 3 clinical studies. Arrowhead has built a commercial organization to support marketing in FCS, a rare disease, and plans to progressively build its commercial capabilities to also support marketing in sHTG, a higher prevalence disease which will require a larger commercial footprint.

Arrowhead has entered into multiple license and collaboration agreements with leading biotech and pharmaceutical companies, including Sarepta Therapeutics, Inc., Amgen Inc., Takeda Pharmaceutical Company Limited, GlaxoSmithKline Intellectual Property (No. 3) Limited and Novartis Pharma AG, for programs that Arrowhead does not intend to commercialize independently. This approach aims to expand the reach of Arrowhead’s technology and provides a source of non-dilutive capital to support REDEMPLO and other wholly-owned programs through commercial stage.

Corporate Information

Our executive offices are located at 177 E. Colorado Blvd., Suite 700, Pasadena CA 91105, and our telephone number is (626) 304-3400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page S-27 and page S-26, respectively, of this prospectus supplement.

Recent Developments

Concurrent Convertible Note Offering

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,  % convertible senior notes due 2032, which we refer to as the convertible notes, in an aggregate principal amount of $500,000,000, plus up to an additional $75,000,000 aggregate principal amount of convertible notes that the underwriters of the concurrent convertible note offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent convertible note offering, and the completion of the concurrent convertible note offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent convertible note offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent convertible note offering. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent convertible note offering. See “The Concurrent Convertible Note Offering.”

THE OFFERING

Common stock we are offering	$200,000,000 of shares

Common stock to be outstanding immediately after this offering	shares

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $30,000,000 of shares of our common stock.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible note offering described below (after we use a portion of the net proceeds from the concurrent convertible note offering to fund the cost of entering into the capped call transactions described in this prospectus supplement), assuming the concurrent convertible note offering is consummated, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. A portion of the net proceeds may also be used to prepay the loans under the Credit Facility (as defined in this prospectus supplement). See “Use of Proceeds” on page S-12 of this prospectus supplement.

Concurrent Convertible Note Offering	Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, % convertible senior notes due 2032, which we refer to as the convertible notes, in an aggregate principal amount of $500,000,000, plus up to an additional $75,000,000 aggregate principal amount of convertible notes that the underwriters of the concurrent convertible note offering have the option to purchase from us. We estimate that the net proceeds to us from the concurrent convertible note offering, if it is consummated, will be approximately $ million (or approximately $ million if the underwriters of the concurrent convertible note offering exercise in full their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The completion of this offering is not contingent on the completion of the concurrent convertible note offering, and the completion of the concurrent convertible note offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent convertible note offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent convertible note offering. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent convertible note offering. See “The Concurrent Convertible Note Offering.”

Risk Factors	This investment involves a high degree of risk. You should read the sections entitled “Risk Factors” in this prospectus supplement and accompanying prospectus and our most recent Annual Report on Form 10-K, incorporated by reference herein, for a discussion of factors you should read and consider carefully before investing in our common stock.

The Nasdaq Global Select Market symbol	“ARWR”

The number of shares of our common stock to be outstanding after this offering is based on 135,702,000 shares of our common stock outstanding as of September 30, 2025, and excludes:

•

1,407,035 shares of our common stock subject to options outstanding as of September 30, 2025 under our 2013 Incentive Plan (the “2013 Plan”), our 2021 Incentive Plan (the “2021 Plan”), our Inducement Plan (the “Inducement Plan”) and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $28.90 per share;

•

5,810,351 restricted stock units granted and outstanding as of September 30, 2025 under the 2013 Plan, 2021 Plan, Inducement Plan and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $36.97 per share;

•	2,378,770 shares reserved for issuance under the 2021 Plan;

•	255,244 shares reserved for issuance under the Inducement Plan;

•	917,441 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025 at an exercise price of $0.001 per share (which do not expire);

•	1,962,952 restricted stock units granted subsequent to September 30, 2025 under the 2021 Plan and Inducement Plan having a weighted average exercise price of $65.72 per share;

•	496,566 shares of common stock issued subsequent to September 30, 2025 upon the vesting of performance stock units;

•	546,096 shares of common stock issued subsequent to September 30, 2025 upon the vesting of restricted stock units;

•	31,236 shares of common stock returned (forfeitures and cancellations) to the reserves pool subsequent to September 30, 2025;

•

688,907 shares of our common stock issued subsequent to September 30, 2025 under the Amended and Restated Open Market Sale AgreementSM, dated as of December 10, 2025, by and between us and Jefferies LLC (as amended and restated, the “Sale Agreement”); and

•	any shares issuable upon conversion of the convertible notes.

If the underwriters’ option to purchase additional shares is exercised in full, we will issue and sell an additional $30,000,000 of shares of our common stock and will have      shares outstanding immediately after the offering.

In addition, the number of shares of our common stock to be outstanding immediately after this offering excludes shares of our common stock that we may sell pursuant to the Sale Agreement. As of the date of this prospectus supplement, up to $451.8 million of shares of our common stock remain available for sale by us under the Sale Agreement after the expiration or waiver of the lock-up period applicable to us and described under the section titled “Underwriting.”

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares and no exercise of the outstanding options or pre-funded warrants, or settlement of the restricted stock units described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended September 30, 2025, which is incorporated by reference in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition, results of operations, prospects or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding as of September 30, 2025. Based on the public offering price of $    per share, if you purchase shares of common stock in this offering, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $    per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or pre-funded warrants, settlement of outstanding restricted stock units, issuance of common stock pursuant to the Sale Agreement and the shares issued upon conversion of the convertible notes in the concurrent convertible note offering could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for shares of our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those shares of our common stock offered in this offering.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible note offering (after we use a portion of the net proceeds from the concurrent convertible note offering to fund the cost of entering into the capped call transactions described in this prospectus supplement), assuming the concurrent convertible note offering is consummated, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We will not distribute cash to our stockholders unless and until we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Substantial future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock or other equity securities, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

Future issuances of our common stock or our other equity securities, including the shares issuable upon conversion of the convertible notes in the concurrent convertible note offering, could further depress the market for our common stock. We expect to continue incurring costs associated with the commercialization efforts for REDEMPLO, research and development with respect to our RNAi technology platforms, and general and administrative costs associated with our operations, and to satisfy our funding requirements, and we may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than our existing common stock.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business, our market or our competitors, or if they change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.

The trading market for our common stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market, or our competitors. If one or more of these analysts initiate research with an unfavorable rating or downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.

Risks Relating to the Concurrent Convertible Note Offering

The issuance of shares of our common stock upon conversion of the convertible notes will dilute the ownership interests of our stockholders and could depress the trading price of our common stock.

Upon conversion of the convertible notes being offered in the concurrent convertible note offering, we will satisfy part or all of our conversion obligation in shares of our common stock, unless we elect to settle conversions solely in cash. The issuance of shares of our common stock upon conversion of the convertible notes will dilute the ownership interests of our stockholders, which could depress the trading price of our common stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our common stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our common stock, which could place further downward pressure on the trading price of our common stock.

Hedging activity by investors in the convertible notes could depress the trading price of our common stock.

We expect that many investors in the convertible notes being offered in the concurrent convertible note offering, including potential purchasers of the convertible notes following the concurrent convertible note offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our common stock.

Provisions in the indenture governing the convertible notes could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the convertible notes and the indenture governing the convertible notes could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which will be defined in the indenture to include certain change-of-control events and the delisting of our common stock), then noteholders will have the right to require us to repurchase their convertible notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which will be defined in the indenture to include, among other events, fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the convertible notes. In either case, and in other cases, our obligations under the convertible notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of our common stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the convertible notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness limits our ability to repurchase the convertible notes or pay cash upon their conversion.

Noteholders may, subject to a limited exception, require us to repurchase their convertible notes following a “fundamental change” (which will be defined in the indenture governing the convertible notes to include certain change-of-control events and the delisting of our common stock) at a cash repurchase price generally equal to the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest, if any. Upon maturity of the convertible notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the convertible notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the convertible notes or pay any cash amounts due upon conversion. For example, the Financing Agreement, dated as of August 7, 2024, by and between us, as borrower, the subsidiary guarantors from time to time party thereto, Sixth Street Lending Partners, as the administrative agent, and the lenders from time to time party thereto, which establishes a senior secured term loan facility of up to $500.0 million, consisting of $400.0 million of term loans funded on the closing date of the credit facility, an additional $100.0 million available at our option, subject to mutual agreement with Sixth Street Lending Partners (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Facility”), restricts us from paying cash amounts on the convertible notes in connection with their conversion (other than cash in lieu of any fractional share of our common stock due upon conversion of the convertible notes) or in connection with our requirement to offer to repurchase the convertible notes following a fundamental change. Our failure to repurchase convertible notes or pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture governing the convertible notes. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the convertible notes.

The indenture governing the convertible notes will not restrict us from incurring additional indebtedness, and the incurrence of the convertible notes and any additional indebtedness could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations.

As of September 30, 2025, we had approximately $254.9 million of consolidated indebtedness for borrowed money (including unamortized debt issuance costs and current portion), not including 72.9 million Chinese Yuan ($10.3 million) outstanding as of September 30, 2025 under the credit facility of a variable interest entity, Visirna Therapeutics Inc. (“Visirna”), for which we are the primary beneficiary. We will incur $500.0 million (or, if the underwriters of the concurrent convertible note offering exercise in full their option to purchase additional convertible notes, $575.0 million) principal amount of additional indebtedness as a result of the concurrent convertible note offering. The indenture for the convertible notes will not contain any meaningful restrictive covenants and will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Accordingly, we may incur a significant amount of additional indebtedness following the concurrent convertible note offering, if it is completed. The incurrence of indebtedness could have significant negative consequences for our stockholders and our business, results of operations and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the convertible notes; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, and our cash needs may increase in the future. In addition, our existing Credit Facility contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

The accounting method for the convertible notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the convertible notes on our balance sheet, accruing interest expense for the convertible notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In accordance with applicable accounting standards, we expect that the convertible notes we are offering pursuant to the concurrent convertible note offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the convertible notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the convertible notes for accounting purposes will be greater than the cash interest payments we will pay on the convertible notes, which will result in lower reported income.

In addition, we expect that the shares underlying the convertible notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the convertible notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the convertible notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the convertible notes as a current, rather than a long-term, liability. This reclassification could be required even if no convertible noteholders convert their convertible notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the convertible notes, and the description above is preliminary. Accordingly, we may account for the convertible notes in a manner that is significantly different than described above.

The capped call transactions may affect the value of the convertible notes and our common stock.

In connection with the pricing of the convertible notes, we expect to enter into privately negotiated capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to our common stock upon any conversion of the convertible notes or at our election (subject to certain conditions) offset any potential cash payments we are required to make in excess of the principal amount of converted convertible notes, as the case may be, with such reduction or offset subject to a cap. If the underwriters exercise their option to purchase additional convertible notes, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock concurrently with or shortly after the pricing of the convertible notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the convertible notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the convertible notes and from time to time prior to the maturity of the convertible notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the convertible notes, or following any early conversion of the convertible notes, any repurchase of the convertible notes by us on any fundamental change repurchase date, any redemption date or any other date on which the convertible notes are retired by us, in each case if we exercise the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the convertible notes, which could affect your ability to convert the convertible notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of common stock, if any, and value of the consideration that you will receive upon conversion of the convertible notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of convertible notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the convertible notes have been issued, the value of the convertible notes.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the convertible notes and will not change the holders’ rights under the convertible notes. As a holder of the convertible notes, you will not have any rights with respect to the capped call transactions.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the convertible notes or our common stock. In addition, we do not make any representation that the option counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We are subject to counterparty risk with respect to the capped call transactions, and the capped call transactions may not operate as planned.

The option counterparties are, or are affiliates of, financial institutions, and we will be subject to the risk that they might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions, including the bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If an option counterparty becomes subject to insolvency proceedings, then we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with that option counterparty. Our exposure will depend on many factors, but, generally, the increase in our exposure will be correlated with increases in the market price or the volatility of our common stock. In addition, upon a default by an option counterparty, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of any option counterparty.

In addition, the capped call transactions are complex, and they may not operate as planned. For example, the terms of the capped call transactions may be subject to adjustment, modification or, in some cases, renegotiation if certain corporate or other transactions occur. Accordingly, these transactions may not operate as we intend if we are required to adjust their terms as a result of transactions in the future or upon unanticipated developments that may adversely affect the functioning of the capped call transactions.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $     (or approximately $     if the underwriters exercise in full their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We estimate that the net proceeds from the concurrent convertible note offering, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of the concurrent convertible note offering exercise in full their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent convertible note offering (after we use a portion of the net proceeds from the concurrent convertible note offering to fund the cost of entering into the capped call transactions described in this prospectus supplement), assuming the concurrent convertible note offering is consummated, for general corporate purposes, including working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercialization activity expenditures and preparation for potential commercial launches of late stage products, including associated supply chain activities. A portion of the net proceeds may also be used to prepay the loans under the Credit Facility. The loans under the Credit Facility bear interest at an annual rate of 15.0%, which is paid in kind and added to the outstanding principal balance of the Credit Facility each period. The outstanding principal balance of the Credit Facility, including amounts representing accrued but unpaid interest previously paid in kind, is due and payable on August 7, 2031. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

Based on our current business plans, we believe that the net proceeds from this offering, together with the net proceeds from the concurrent convertible note offering and our existing cash, cash equivalents and short-term investments will be sufficient to fund our planned operations into fiscal year 2029. The amount and timing of our actual expenditures will depend on numerous factors, including the commercialization efforts for REDEMPLO, the potential benefits of the partnership, licensing and/or collaboration arrangements and other strategic arrangements and transactions we have entered into or may enter into in the future, pace and results of our research and development efforts, the timing and success of clinical trials, the timing and costs associated with the manufacture and supply of product candidates, the timing of regulatory submissions and any unforeseen cash needs. For additional information regarding our potential capital requirements, including factors that could cause actual costs to vary from the estimates set forth above, see “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Pending the uses of the net proceeds described above from this offering, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of September 30, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and sale of $200,000,000 of our common stock we are offering, after deducting the underwriting discounts and commissions and our estimated offering expenses; and

•

on a pro forma as adjusted basis to give further effect to the issuance and sale of $500,000,000 aggregate principal amount of convertible notes in the concurrent convertible note offering, after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent convertible note offering is consummated.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of September 30, 2025
	Actual	As adjusted		Pro forma as adjusted
	(In thousands, except share and per share data)
Cash, cash equivalents and restricted cash(1)(2)	$88,706	$		$

Debt:
Credit Facility(3)	$254,883		$254,883		$254,883
Principal amount of % convertible senior notes due 2032 we are offering(4)	—		—

Total debt(5)	254,883		254,883

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, no shares outstanding, actual and as adjusted	—		—		—
Common stock, $0.001 par value per share; 290,000,000 shares authorized; 135,701,794 shares outstanding, actual; shares outstanding, as adjusted and pro forma as adjusted	231
Additional paid-in capital(5)	2,139,725
Accumulated other comprehensive income	6,443		6,443		6,443
Accumulated deficit	(1,627,154)		(1,627,154)		(1,627,154)
Treasury stock; at cost; 2,660,989, actual, as adjusted and pro forma as adjusted	(53,193)		(53,193)		(53,193)

Total Arrowhead Pharmaceuticals, Inc. stockholders’ equity(6)	466,052
Non-controlling interest	37,364		37,364		37,364

Non-controlling interest and stockholders’ equity	503,416

Total capitalization	$758,299	$		$

(1)

Does not reflect our expected use of approximately $    million of the net proceeds from the concurrent convertible note offering to fund the cost of entering into the capped call transactions described in this prospectus supplement.

(2)	Does not include $137.8 million of cash as of September 30, 2025 at Visirna, which is reflected on our balance sheet as cash at variable interest entity.

(3)	Includes $40.0 million current portion.
(4)

The amounts shown in the table above for the convertible notes we are offering in the concurrent convertible note offering represent their principal amount. However, we expect that the initial liability carrying amount of the convertible notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the convertible notes for accounting purposes will be greater than the cash interest payments we will pay on the convertible notes, which will result in lower reported net income or larger reported net loss.

(5)

Does not include the revolving credit facility of Visirna, under which 72.9 million Chinese Yuan ($10.3 million) was outstanding as of September 30, 2025 and which is classified on our balance sheet as other current liabilities.

(6)

Does not reflect the capped call transactions described in this prospectus supplement. We expect the cost of entering into the capped call transactions to be reflected as a reduction to additional paid-in capital in the stockholders’ equity section of our balance sheet.

The information in the table above excludes:

•

1,407,035 shares of our common stock subject to options outstanding as of September 30, 2025 under the 2013 Plan, the 2021 Plan, the Inducement Plan and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $28.90 per share;

•

5,810,351 restricted stock units granted and outstanding as of September 30, 2025 under the 2013 Plan, 2021 Plan, Inducement Plan and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $36.97 per share;

•	2,378,770 shares reserved for issuance under the 2021 Plan;

•	255,244 shares reserved for issuance under the Inducement Plan;

•	917,441 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025 at an exercise price of $0.001 per share (which do not expire);

•	1,962,952 restricted stock units granted subsequent to September 30, 2025 under the 2021 Plan and Inducement Plan having a weighted average exercise price of $65.72 per share;

•	496,566 shares of common stock issued subsequent to September 30, 2025 upon the vesting of performance stock units;

•	546,096 shares of common stock issued subsequent to September 30, 2025 upon the vesting of restricted stock units;

•	31,236 shares of common stock returned (forfeitures and cancellations) to the reserves pool subsequent to September 30, 2025; and

•	688,907 shares of our common stock subsequent to September 30, 2025 issued under the Sale Agreement.

DILUTION

Our net tangible book value as of September 30, 2025 was approximately $496.6 million, or $3.66 per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the result by the number of shares of our common stock outstanding as of September 30, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of our common stock in this offering at the public offering price of $     per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $     million, or $     per share. This represents an immediate increase in net tangible book value of $     per share to existing stockholders and immediate dilution in net tangible book value of $     per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2025		$3.66
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share as of September 30, 2025 after this offering			$

Dilution per share to new investors purchasing our common stock in this offering			$

If the underwriters exercise in full their option to purchase up to an additional $30,000,000 of shares of common stock, the as adjusted net tangible book value after this offering would be $  per share, representing an increase in net tangible book value of $  per share to existing stockholders and immediate dilution of $  per share to new investors purchasing our common stock in this offering.

The table and figures above are based on the 135,702,000 shares outstanding as of September 30, 2025, and excludes:

•

1,407,035 shares of our common stock subject to options outstanding as of September 30, 2025 under the 2013 Plan, the 2021 Plan, the Inducement Plan and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $28.90 per share;

•

5,810,351 restricted stock units granted and outstanding as of September 30, 2025 under the 2013 Plan, 2021 Plan, Inducement Plan and issued as inducement grants to new employees outside of our equity compensation plans having a weighted average exercise price of $36.97 per share;

•	2,378,770 shares reserved for issuance under the 2021 Plan;

•	255,244 shares reserved for issuance under the Inducement Plan;

•	917,441 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025 at an exercise price of $0.001 per share (which do not expire);

•	1,962,952 restricted stock units granted subsequent to September 30, 2025 under the 2021 Plan and Inducement Plan having a weighted average exercise price of $65.72 per share;

•	496,566 shares of common stock issued subsequent to September 30, 2025 upon the vesting of performance stock units;

•	546,096 shares of common stock issued subsequent to September 30, 2025 upon the vesting of restricted stock units;

•	31,236 shares of common stock returned (forfeitures and cancellations) to the reserves pool subsequent to September 30, 2025;

•	688,907 shares of our common stock issued subsequent to September 30, 2025 under the Sale Agreement; and

•	any shares issuable upon conversion of the convertible notes.

To the extent that outstanding options or pre-funded warrants are exercised, outstanding restricted stock units are settled, common stock is issued pursuant to the Sale Agreement, shares are issued upon the conversion of the convertible notes or our common stock is issued pursuant to other outstanding commitments, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our existing stockholders.

THE CONCURRENT CONVERTIBLE NOTE OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,    % convertible senior notes due 2032, which we refer to as the convertible notes, in an aggregate principal amount of $500,000,000. We have granted the underwriters of the concurrent convertible note offering a 30-day option to purchase up to an additional $75,000,000 principal amount of convertible notes solely to cover over-allotments. We estimate that the net proceeds to us from the concurrent convertible note offering, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of the concurrent convertible note offering exercise in full their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent convertible note offering, and the completion of the concurrent convertible note offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent convertible note offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent convertible note offering. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent convertible note offering.

The convertible notes will be our senior, unsecured obligations and will accrue interest at a rate of    % per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The convertible notes will mature on January 15, 2032, unless earlier repurchased, redeemed or converted. Before October 15, 2031, noteholders will have the right to convert their convertible notes only upon the occurrence of certain events. From and after October 15, 2031, noteholders may convert their convertible notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The initial conversion rate is      shares of common stock per $1,000 principal amount of convertible notes, which represents an initial conversion price of approximately $     per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture governing the convertible notes to include certain business combination transactions involving us, the delisting of our common stock and the calling of the convertible notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. In the case of a make-whole fundamental change resulting from the calling of any convertible notes for redemption, the increased conversion rate, if any, will apply only to the convertible notes called for redemption.

The convertible notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after January 16, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price for a specified period of time. However, we may not redeem less than all of the outstanding convertible notes unless at least $100.0 million aggregate principal amount of convertible notes are outstanding and not called for redemption as of the time we send the related redemption notice.

If a “fundamental change” (which will be defined in the indenture governing the convertible notes to include certain change-of-control events and the delisting of our common stock) occurs, then, subject to a limited exception, noteholders may require us to repurchase their convertible notes for cash. The repurchase price will be equal to the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated     , 2026, among us and Jefferies LLC and J.P. Morgan Securities LLC, as the representatives of the underwriters named below and the book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Jefferies LLC
J.P. Morgan Securities LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share		Total
	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate expenses payable by us in connection with this offering, other than underwriting discounts and commissions, will be approximately $    . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.

Listing

Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “ARWR.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of $30,000,000 of shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

•

otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•

publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and J.P. Morgan Securities LLC.

This restriction terminates after the close of trading of the common stock on and including the 45th day after the date of this prospectus; provided, that with respect to sales pursuant to the Sale Agreement, this restriction terminates 30 calendar days after the date of this prospectus supplement.

Notwithstanding the foregoing, the securityholder may transfer shares of common stock: (i) by will or intestate succession to a legal representative, heir, beneficiary or family member of the securityholder; (ii) to any trust whose beneficiaries consist exclusively of the securityholder or a family member of the securityholder; (iii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the securityholder or a family member of the securityholder; and (iv) as distributions of shares of common stock or any security convertible into or exercisable for shares of common stock to limited partners, limited liability company members or stockholders of the securityholder; provided, in the case of clauses (i)-(iv), that (x) such transfer shall not involve a disposition for value, (y) any such transferee executes and delivers to the representative a lock-up agreement and (z) no public disclosure nor any filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.

In addition, the foregoing restrictions shall not apply to (A) the establishment of any new trading plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act; provided, that no sales of the securityholder’s shares of common stock shall be made pursuant to such a Plan prior to the expiration of the lock-up period, and such Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the securityholder, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by the securityholder, us or any other person, prior to the expiration of the lock-up period; (B) sales or transfers pursuant to any Plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into prior to the date of the lock-up agreement; provided, such Plan has previously been provided to the representatives and no public announcement or filing under the Exchange Act is voluntarily made by the signatory thereto; provided, further that to the extent a public announcement or filing under the Exchange Act is required, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan pursuant to Rule 10b5-1; (C) the exercise of options to purchase shares of common stock granted under any of our stock incentive plan or stock purchase plans, provided that the underlying shares common stock shall continue to be subject to the lock-up restrictions and provided further that any filing under Section 16(a) of the Exchange Act with regard to this clause (C) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (C), and no other public announcement shall be required or shall be made voluntarily in connection with such exercise; (D) the transfer of shares of common stock (or any security convertible into shares of common stock) to us or sold in connection with a vesting event of our securities (including performance share units) or upon the exercise of options to purchase our securities, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the securityholder in connection with such vesting or exercise, provided that any filing under Section 16(a) of the Exchange Act with regard to this clause (D) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (D), and no other public announcement shall be required or shall be made voluntarily in connection with such exercise; (E) the transfer or disposition of the securityholder’s shares of common stock (or any options or warrants or other rights to acquire shares of common stock or any securities exchangeable or exercisable for or convertible into shares of common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into shares of common stock (“Related Securities”)) that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each transferee shall sign and deliver a lock-up agreement agreeing to be subject to the lock-up restrictions; (F) the transfer of shares common stock (or Related Securities) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the shares of common stock involving a change of control of us, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the shares of common stock owned by the securityholder shall remain subject to the lock-up restrictions; or (G) by bona fide gift, provided that each donee executes and delivers to the representative an agreement in form and substance satisfactory to the representative stating that such transferee is receiving and holding such shares of common stock and/or Related Securities subject to the lock-up restrictions and agrees not to sell or offer to sell such shares of common stock and/or Related Securities, engage in any swap, hedge or similar arrangement or engage in any other activities restricted pursuant to the lock-up restrictions. Certain of our directors and officers were granted restricted stock units and/or stock options, under such existing Plan, which may be settled for shares of our common stock, to vest in installments upon certain vesting schedules.

Jefferies LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 45-day period release all or any portion of the securities subject to lock-up agreements. Except for the exceptions to the lock-up described above, there are no existing agreements between the underwriters and any of our stockholders who have executed a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the sales agent under the Sale Agreement. Under the Sale Agreement, we may offer and sell, from time to time, up to $500.0 million in shares of our common stock through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. The underwriters are also acting as joint book-running managers in the concurrent convertible note offering.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of San Francisco, California will issue an opinion with respect to the validity of the issuance of the common stock being offered hereby. Latham & Watkins LLP of San Diego, California is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Arrowhead Pharmaceuticals, Inc. as of September 30, 2025 and 2024, and for each of the years in the two-year period ended September 30, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of September 30, 2023, and for the year ended September 30, 2023, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 have been audited by Rose, Snyder & Jacobs, LLP as stated in their report incorporated by reference in this prospectus and elsewhere in this registration statement, and given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.arrowheadpharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus. The references to www.arrowheadpharma.com in this prospectus or the documents incorporated by reference herein are inactive textual references only. Investors should not rely on any such information in deciding whether to invest in our common stock.

Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information in this prospectus supplement, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, until all of the shares of common stock covered by this prospectus supplement are sold:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on November 25, 2025;

•

the information specifically required by Items 10 through 14 of Part III of Form 10-K for the fiscal year ended September 30, 2024, filed on the Company’s Amendment No.  1 on Form 10-K/A on October 10, 2025;

•	the Company’s Current Reports on Form 8-K filed on November 18, 2025 and January 6, 2026; and

•

the description of the Company’s Common Stock contained in its registration statement on Form 8-A/A (Registration No. 000-21898), filed on April 7, 2016, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 177 E. Colorado Blvd., Suite 700, Pasadena CA 91105 or may be made telephonically at (626) 304-3400.

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.arrowheadpharma.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

Prospectus

Arrowhead Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we or any selling stockholder may offer common stock, preferred stock, debt securities, warrants or a combination of any of these securities. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer may consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

We or any selling stockholder may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from any such sale.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any such prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement.

Our common stock is traded on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ARWR.” On December 9, 2025, the closing sale price of our common stock on Nasdaq was $68.83 per share. Our principal executive offices are located at 177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105, and our telephone number is (626) 304-3400.

Investing in our securities involves a high degree of risk. You should carefully consider the risk and uncertainties referenced under the heading “Risk Factors” beginning on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by referenced into this prospectus or any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or selling stockholders may offer common stock, preferred stock, debt securities or warrants over time in one or more offerings at prices and on terms to be determined by market conditions at the time of the offering. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders sell any common stock, preferred stock, debt securities or warrants under this prospectus, we will provide a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each prospectus supplement and any relating free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or related free writing prospectus, you should rely on the information in the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. This prospectus may not be used to sell any common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, before you invest in any of the securities being offered hereby.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus or any document incorporated by reference herein, except for historical information, may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements.

The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in Item 1 (Business) and Item lA (Risk Factors) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, factors described under the section entitled “Risk Factors” in this prospectus and any applicable prospectus supplement, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and elsewhere in the documents incorporated by reference in this prospectus. Readers should carefully review these risks, as well as the additional risks described in other documents we file from time to time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. Except as may be required by law, we disclaim any intent to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT THE COMPANY

Unless otherwise noted, (1) the term “Arrowhead” refers to Arrowhead Pharmaceuticals, Inc., a Delaware corporation and its Subsidiaries, (2) the terms “Company,” “we,” “us,” and “our,” refer to the ongoing business operations of Arrowhead and its Subsidiaries, whether conducted through Arrowhead or its Subsidiaries, (3) the term “Subsidiaries” refers collectively to Arrowhead Madison Inc., Arrowhead Australia Pty Ltd, Arrowhead Pharmaceuticals NZ Limited, Arrowhead Pharmaceuticals Ireland Limited and Visirna Therapeutics Inc., (4) the term “common stock” refers to Arrowhead’s common stock, par value $0.001 per share, (5) the term “preferred stock” refers to Arrowhead’s preferred stock, par value $0.001 per share and (6) the term “Stockholder(s)” refers to the holders of Arrowhead common stock.

Arrowhead develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and modes of delivery, Arrowhead’s therapies trigger the RNA interference mechanism to induce rapid, deep and durable knockdown of target genes.

There are currently 18 Arrowhead discovered drug candidates in clinical trials ranging from early stage (Phase 1) to late stage (Phase 3). In addition, Arrowhead has a robust discovery stage pipeline which is capable of generating multiple new clinical candidates each year.

Arrowhead recently achieved a transformational milestone with its first commercial launch in 2025, when the U.S. Food and Drug Administration approved REDEMPLO® (plozasiran) as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (“FCS”). Additionally, phase 3 studies (SHASTA-3, SHASTA-4 and SHASTA-5) for severe hypertriglyceridemia (“sHTG”) have been fully enrolled, and Arrowhead plans to file a supplemental New Drug Application for this indication in 2026, pending successful completion of Phase 3 clinical studies. Arrowhead has built a commercial organization to support marketing in FCS, a rare disease, and plans to progressively build its commercial capabilities to also support marketing in sHTG, a higher prevalence disease which will require a larger commercial footprint.

Arrowhead has entered into multiple license and collaboration agreements with leading biotech and pharmaceutical companies, including Sarepta Therapeutics, Inc., Amgen Inc., Takeda Pharmaceutical Company Limited, Glaxosmithkline Intellectual Property (No. 3) Limited and Novartis Pharma AG, for programs that Arrowhead does not intend to commercialize independently. This approach aims to expand the reach of Arrowhead’s technology and provides a source of non-dilutive capital to support REDEMPLO and other wholly-owned programs through commercial stage.

Our principal executive offices are located at 177 E. Colorado Blvd., Suite 700, Pasadena, CA 91105 and our telephone number is (626) 304-3400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. Please read carefully the discussion above under the heading “Special Note Regarding Forward-Looking Statements.” For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following is a description of our common stock and our preferred stock. You should refer to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference into this prospectus. Copies of our Certificate of Incorporation and Bylaws may be obtained as described under the heading “Where You Can Find More Information” in this prospectus.

We are authorized to issue up to 290,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 1, 2025, 135,879,657 shares of our common stock were issued and outstanding.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held on each matter to be voted on by stockholders. There is no cumulative voting in the election of directors. The holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to our common stock. The rights of the holders of our common stock are subject to any rights that may be fixed for holders of preferred stock, if any. Holders of our common stock are entitled to receive ratably dividends out of funds legally available, if and when declared from time to time by our board of directors. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of our common stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders, if any.

Our common stock is listed on the Nasdaq under the symbol “ARWR”. The transfer agent and registrar for our common stock is Computershare Trust Company.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our Certificate of Incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Delaware Anti-Takeover Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 of the DGCL generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Description of Debt Securities

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under an indenture. The indenture will be governed by the Trust Indenture Act. The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series.

The following is a summary of the material provisions of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Arrowhead. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•

the aggregate principal amount of the debt securities being offered and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•

the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•

the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)

is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)

results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse against Others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Description of Warrants

General Description of Warrants

We may issue warrants for the purchase of debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus, any applicable prospectus supplement or post-effective amendment.

Information regarding the beneficial ownership of our securities by a selling stockholder, the number of securities being offered by a selling stockholder and the number of securities beneficially owned by a selling stockholder after the applicable offering, where applicable, will be set forth in a prospectus supplement or in a post-effective amendment. The applicable prospectus supplement or post-effective amendment will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement, or post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in any manner permitted under the Securities Act. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	to dealers; or

•	through agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices. We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more of the transactions described above. Any underwritten offering may be on a best efforts or firm commitment basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

In any sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	any public offering price;

•	identify the amounts underwritten or to be sold through the agent;

•	identify the nature of the underwriter’s, dealer’s or agent’s obligation to take the securities; and

•	any securities exchange or market on which the securities may be listed.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on Nasdaq or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXPERTS

The consolidated financial statements of Arrowhead Pharmaceuticals, Inc. as of September 30, 2025 and 2024, and for each of the years in the two-year period ended September 30, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of September 30, 2023, and for the year ended September 30, 2023, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 have been audited by Rose, Snyder & Jacobs, LLP as stated in their report incorporated by reference in this prospectus and elsewhere in this registration statement, and given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at www.arrowheadpharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information that we file with it. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 0-21898. We incorporate by reference the specific documents listed below:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed on November 25, 2025;

•	The Company’s Current Report on Form 8-K filed on November 18, 2025; and

•

The description of the Company’s common stock contained in its registration statement on Form 8-A/A (Registration No. 000-21898), filed on April 7, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Upon written or oral request, we will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 177 E Colorado Blvd., Suite 700, Pasadena, CA 91105 or may be made telephonically at (626) 304-3400. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

$200,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

J.P. Morgan

    , 2026